EXHIBIT 15.1





September 11, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  10549

Re:  Foodbrands America, Inc.
     Registration on Form S-8

We are aware that our reports dated May 2, 1995 and July 31, 1995, respectively, on our reviews of interim financial information of Foodbrands America, Inc. for the three-month periods ended April 1, 1995 and April 2, 1994, and the three and six-month periods ended July 1, 1995 and July 2, 1994, and included in the Company's quarterly reports on Form 10-Q for the quarters ended April 1, 1995 and July 1, 1995, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                              /s/ Coopers & Lybrand L.L.P.
                              __________________________
                              COOPERS & LYBRAND L.L.P.